Exhibit 99.1

           Insurance Auto Auctions Announces Third Quarter Results

    WESTCHESTER, Ill., Oct. 22 /PRNewswire-FirstCall/ -- Insurance Auto Auctions, Inc. (Nasdaq: IAAI), a leading provider of automotive salvage and claims processing services in the United States, today reported higher net earnings for the quarter ended September 25, 2004. The Company recorded net earnings of $3.4 million, or $0.28 per diluted share, versus a net loss of $0.6 million, or $0.05 per diluted share, for the same quarter a year ago.
The third quarter of 2004 includes a $0.3 million, or $0.03 per diluted share, gain on the sale of IAA's Boston property that occurred early in the quarter. Revenues for the quarter were $60.8 million compared with $49.1 million in the third quarter of 2003. Fee income in the third quarter increased to $53.2 million versus $40.3 million in the third quarter of last year.
    "We are pleased to announce quarterly financial results that were significantly better than the third quarter of last year, both from a revenue and an earnings standpoint," said Tom O'Brien, CEO. "These improved results are primarily due to the enhancements we have made to our business over the past couple years, as well as to our unwavering focus on providing the best customer service possible. Once again we saw a double-digit volume improvement over last year, reflecting market share gains that we announced earlier this year. Our customers continue to benefit from our enhanced operating model as well, as we generated higher year-over-year average returns in the most recent quarter."
    O'Brien also commented on the Company's improved technology platform, saying, "Our recently developed IT system continues to produce solid dividends for IAA, enhancing our operating processes and providing both management and our customers with exceptional pricing and inventory visibility. In addition, our comprehensive auction methodology, live auctions complemented with proxy and real-time bidding capabilities, continues to be well received by our buyer base. We strongly believe we have the right bidding strategy in place, and increased activity from both our suppliers and buyers over the past few quarters has reinforced that belief."
    O'Brien continued, "One of our major initiatives during the quarter was the rollout of our real-time bidding platform, I-bid LIVE(SM), throughout our network of branches. By further leveraging our IT platform, we have continued to enhance this product with additional value-added features such as a live voice feed, which allows Internet bidders to feel as if they're physically at the auction. We were able to roll out I-bid LIVE to an additional 15 branches during the third quarter, giving us 25 fully implemented branches in all and representing more than 50 percent of our total volume at quarter's end. We remain confident in our plan to complete the rollout of I-bid LIVE by the end of the year to the remainder of our targeted branches."
    The Company also continued its expansion strategy with the addition of a new greenfield facility in El Paso, Texas and a strategic acquisition in Jackson, Mississippi, both of which were announced early in the quarter. "These two new branches are strategically located and were cost effective for IAA," said O'Brien. "However, consistent with our remarks from last quarter, we do not foresee making many expansion announcements the remainder of the year, as we focus instead on the rollout of our real-time bidding platform and growing organically by gaining market share."
    O'Brien concluded, "Although industry-wide volumes are typically lower in the fourth quarter than in the third quarter, our ability to create additional operating efficiencies and increase our market share in the past several quarters has given us confidence in our ability to carry this positive momentum through the end of the year. Given our better-than-expected third quarter results, and assuming no material changes in current volume and pricing expectations, we anticipate diluted earnings per share to be approximately 25 cents for the fourth quarter and 95 cents for the full-year, both of which would represent significant improvements over the comparable periods in 2003. While we are pleased with our recent financial and market share successes, we will continue to focus on improving our business and identifying opportunities that enhance shareholder value. We look forward to updating our shareholders on our continued progress in our fourth quarter and year-end earnings release."

    Investors' Conference Call
    The Company previously announced that it will hold its third quarter 2004 investors' conference call on Friday, October 22 at 11:00 a.m. Eastern Time. To participate by phone, please dial 877-307-4802 and ask to be connected to the Insurance Auto Auctions earnings conference call. Investors may also access the call over the Internet by visiting the Company's Web site at http://www.iaai.com. A replay will be available until midnight EST on October 29, 2004. To listen to the replay, please dial 800-642-1687 and enter conference reservation code 1368926 when prompted.

    About Insurance Auto Auctions, Inc.
    Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turnkey solutions to process and sell total-loss and recovered-theft vehicles. The Company currently has 77 sites across the United States.

    Safe Harbor Statement
    This Report contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent," the negative of these terms or other similar expressions. The Company's actual results could differ materially from those discussed or implied herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company's annual report on Form 10-K for the fiscal year ended December 28, 2003 and subsequent quarterly reports. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Company undertakes no obligation to publish, update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

   Additional information about Insurance Auto Auctions, Inc. is available on the World Wide Web at http://www.iaai.com


                        INSURANCE AUTO AUCTIONS, INC.
                               AND SUBSIDIARIES

               Condensed Consolidated Statements of Operations
               (dollars in thousands except per share amounts)

                        Three Month Periods Ended   Nine Month Periods Ended
                      September 26, September 28,  September 26, September 28,
                             2004         2003         2004         2003
                          (Unaudited)              (Unaudited)

    Revenues:
      Vehicle sales         $7,502       $8,847      $22,853      $32,343
      Fee income            53,250       40,280      155,091      126,162
                            60,752       49,127      177,944      158,505
    Cost of sales:
      Vehicle cost           6,229        7,299       19,400       28,495
      Branch cost           40,157       33,447      118,150       99,256
                            46,386       40,746      137,550      127,751
        Gross profit        14,366        8,381       40,394       30,754

    Operating expense:
      Selling, general and
       administrative        9,239        7,738       26,076        22,415
      Loss/(Gain) on sale
       of property &
       equipment              (606)           6         (626)         (116)
      Business
       transformation
       costs                     -        1,157            -         2,875

      Earnings (loss)
       from operations       5,733         (520)      14,944         5,580

    Other (income) expense:
      Interest expense         362          521        1,248        1,079
      Interest income          (19)         (25)         (40)         (25)

      Earnings (loss) before
       income taxes          5,390       (1,016)      13,736        4,526

    Provision (benefit)
     for income taxes        2,036         (422)       5,426        1,864

        Net earnings
         (loss)             $3,354        $(594)      $8,310       $2,662

    Earnings (loss)
     per share:
      Basic                  $ .29        $(.05)        $.72        $ .23
      Diluted                $ .28        $(.05)        $.70        $ .23

    Weighted average
     shares outstanding:
      Basic                 11,513       11,516       11,532       11,694
      Effect of dilutive
       securities -
       stock options           379            -          284           77
      Diluted               11,892       11,516       11,816       11,771


                        INSURANCE AUTO AUCTIONS, INC.
                               AND SUBSIDIARIES

                    Condensed Consolidated Balance Sheets
               (dollars in thousands except per share amounts)

                                                  September 26,   December 28,
                                                      2004            2003
    ASSETS                                         (Unaudited)

    Current assets:
      Cash and cash equivalents                      $17,810        $15,486
      Accounts receivable, net                        46,832         48,375
      Inventories                                     13,237         13,602
      Other current assets                             2,769          3,099
        Total current assets                          80,648         80,562

    Property and equipment, net                       67,866         60,187
    Deferred income taxes                             10,771          9,788
    Intangible assets, net                             1,910          2,101
    Goodwill, net                                    137,494        135,062
    Other assets                                         481             93
                                                    $299,170       $287,793

    LIABILITIES AND SHAREHOLDERS' EQUITY

    Current liabilities:
      Accounts payable                               $39,894        $36,660
      Accrued liabilities                             15,492         11,540
      Short-term borrowings                                -              -
      Obligations under capital leases                 1,541          2,822
      Income taxes                                     2,221              -
      Current installments of long-term debt           7,547          7,547
        Total current liabilities                     66,695         58,569

    Deferred income taxes                             19,974         17,748
    Other liabilities                                  3,103          3,612
    Obligation under capital leases                      943          1,891
    Long-term debt, excluding current
     installments                                     11,227         16,887
        Total liabilities                            101,942         98,707

    Shareholders' equity:
      Preferred stock, par value of $.001 per share
       Authorized 5,000,000 shares; none issued            -              -
      Common stock, par value of $.001 per share
       Authorized 20,000,000 shares; 12,447,414
       shares issued and 11,544,405 outstanding
       as of September 26, 2004; and 12,325,482
       shares issued and 11,518,273 outstanding
       as of December 28, 2003                            12             12
      Additional paid-in capital                     146,538        145,856
      Treasury stock, 903,009 shares                  (9,516)        (8,012)
      Deferred compensation related to
       restricted stock  (542)          (892)
      Accumulated other comprehensive income
       (loss)                                           (298)          (625)
      Retained earnings                               61,034         52,747
        Total shareholders' equity                   197,228        189,086
                                                    $299,170       $287,793


                        INSURANCE AUTO AUCTIONS, INC.
                               AND SUBSIDIARIES
               Condensed Consolidated Statements of Cash Flows
                            (dollars in thousands)

                                                       Nine Months Ended
                                                  September 26,  September 28,
                                                      2004            2003
                                                   (Unaudited)

    Cash flows from operating activities:
    Net earnings                                      $8,310         $2,662
    Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
      Depreciation and amortization                    9,724          7,519
      Loss (gain) on disposal of fixed assets           (626)           (24)
      Loss (gain) on change in fair market value
       of derivative financial instrument                  -           (307)
      Deferred compensation related to
       restricted stock                                  350              -
      Changes in assets and liabilities
       (excluding effects of acquired companies):
      (Increase) decrease in:
        Accounts receivable, net                       2,075          5,048
        Inventories                                      365           (235)
        Other current assets                             330            813
        Other assets                                  (1,437)          (466)
      Increase (decrease) in:
        Accounts payable                               2,999          3,100
        Accrued liabilities                            3,770         (1,254)
        Income taxes, net                              3,464          1,032
          Total adjustments                           21,014         15,226
      Net cash provided by operating
       activities                                     29,324         17,888

    Cash flows from investing activities:
      Capital expenditures                           (17,645)       (11,666)
      Investments, net                                     -
      Proceeds from disposal of
       property and equipment                          1,268             60
      Payments made in connection with
       acquisitions, net of cash acquired             (1,912)        (7,872)
        Net cash used in investing activities        (18,289)       (19,478)

    Cash flows from financing activities:
      Proceeds from issuance of common stock             682            492
      Proceeds from term loan                              -         30,000
      Purchase of treasury stock                      (1,504)        (8,012)
      Principal payments on long-term debt            (5,660)        (3,782)
      Principal payments - capital leases             (2,229)        (1,874)
    Net cash provided (used) by financing
     activities                                       (8,711)        16,824

    Net increase (decrease) in cash and
     cash equivalents                                  2,324         15,234

    Cash and cash equivalents at beginning
     of period                                        15,486         10,027

    Cash and cash equivalents at end of period       $17,810        $25,261

    Supplemental disclosures of cash flow
     information:
      Cash paid or refunded during the
       period for:
        Interest                                      $1,376         $1,167
        Income taxes paid                             $2,028             $-
        Income taxes refunded                         $1,011             $-
       Non-cash financing activities:
        Property and equipment additions
         resulting from capital leases                    $-         $3,375

SOURCE  Insurance Auto Auctions, Inc.
    -0-                             10/22/2004
    /CONTACT: Scott Pettit, Chief Financial Officer, +1-708-492-7040, or Chris Kettmann, General Inquiries, +1-312-553-6716, both of Insurance Auto Auctions, Inc./
    /Web site:  http://www.iaai.com /
    (IAAI)

CO:  Insurance Auto Auctions, Inc.
ST:  Illinois
IN:  AUT INS
SU:  ERN CCA